EXHIBIT 5.1

OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP
[Letterhead of Orrick, Herrington & Sutcliffe LLP]

August 10, 2004

Laserscope
3070 Orchard Drive
San Jose, CA 95134-2011

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     Laserscope, a California corporation (“Laserscope”), has requested our opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by it on or about August 10, 2004 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 400,000 shares of Laserscope Common Stock reserved for issuance under the 2004 Stock Option Plan (the “Plan”).

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 400,000 shares of Common Stock to be issued by the Company pursuant to the Plan when issued and sold as described in the Plans and Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP